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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 14, 1997

                        Transworld Home HealthCare, Inc.
             (Exact name of Registrant as specified in its charter)


                                    New York
                 (State or other jurisdiction of incorporation)



         1-11570                                         13-3098275
(Commission File Number)                    (I.R.S. Employer Identification No.)


75 Terminal Avenue, Clark, New Jersey                      07066
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code (908) 340-1144



         (Former name or former address, if changed since last report.)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On January 14, 1997, Transworld Home HealthCare, Inc. (the "Company") consummated the previously announced Stock Purchase Agreement (the "Purchase Agreement") with Health Management, Inc. ("HMI"). Pursuant to the Purchase Agreement, the Company acquired 8,964,292 newly issued HMI common shares, representing approximately 49% of HMI's outstanding common stock for a purchase price of $8,964,292 less $4,649,285 previously advanced by the Company to HMI for working capital purposes. The purchase price for the acquisition of the HMI stock was paid using funds borrowed under the Company's senior secured revolving credit facility. The Company has also agreed to extend until January 31, 1997 the forbearance of remedies under HMI's senior secured credit facility, which the Company acquired on November 13, 1996.

         The Company and HMI also amended the previously announced Merger Agreement in order to decrease from $2.00 to $1.50 the amount per share that each holder of common stock of HMI (other than the Company and its subsidiaries) will receive if the merger of IMH Acquisition Corp. (a subsidiary of the Company) and HMI is consummated. Consummation of the Merger Agreement is subject to various conditions, including receipt of financing by the Company sufficient to complete the merger, approval of the Company's lenders under its senior secured revolving credit facility and approval by HMI's stockholders.

ITEM 5.  OTHER EVENTS

         On January 14, 1997, the Company announced that the Company and Hyperion Partners II L.P. ("HPII") had entered into a Stock Purchase Agreement pursuant to which HPII will purchase at closing 898,877 shares of the Company's common stock at a purchase price of $11.125 per share. Closing of the transaction is subject, among other things, to receipt of applicable governmental approvals and certain approvals from the Company's lenders under its senior secured revolving credit facility.

         The Company also announced on January 15, 1997 that Timothy M. Aitken had joined the Company as Chairman and Chief Executive Officer. Mr. Aitken was most recently President and Vice Chairman of Apria Healthcare Group, Inc. and prior thereto, Chairman, President and Chief Executive Officer of Abbey HealthCare Group Inc.




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ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         (a)      Financial Statements of Business Acquired.

                  The required financial statements are not included in this filing. The registrant will file such required statements on or before March 24, 1997.

         (b)      Pro Forma Financial Information.

                  The required pro forma financials are not included in this filing. The registrant will file such required pro forma statements on or before March 24, 1997.

          (c)     Exhibits.

                  1. Letter agreement dated January 13, 1997 amending Merger
                     Agreement between the Company and HMI (incorporated herein by reference to Exhibit 8 to Amendment No. 1 to Schedule 13D filed by the Company, IMH Acquisition Corp., HPII, Hyperion Ventures II L.P., Hyperion Funding II Corp., Lewis
                     S. Ranieri and Scott A. Shay on or about January 21, 1997.

                  2. Second Amendment to Credit Agreement dated as of January
                     13, 1997 between the Company and Bankers Trust Company (incorporated herein by reference to Exhibit 2 to Amendment No. 1 to Schedule 13D filed by the Company, IMH Acquisition Corp., HPII, Hyperion Ventures II L.P., Hyperion Funding II Corp., Lewis S. Ranieri and Scott A Shay on or about January 21, 1997).




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                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Transworld Home HealthCare, Inc.
                                                  (Registrant)


Date:  January 22, 1997                   By: /s/ Wayne A. Palladino
                                             --------------------------
                                              Wayne A. Palladino
                                              Senior Vice President and
                                              Chief Financial Officer



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